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EXHIBIT 16.1

James E. Scheifley
Certified Public Accountant
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May 21, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Re: VendingData Corporation

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K/A-2 dated April 17, 2003 and

(2) We agree with the response.

Sincerely,

/s/ James E. Scheifley

James E. Scheifley

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PO Box 2158, 22 Brushwood Court          Phone (970) 513-9308 FAX (419) 821-5638
Dillon, Colorado  80435                  E-mail jes@vail.net